                                                                    Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Herm Rosenman, Chief Financial Officer of Gen-Probe Incorporated (the "Company"), hereby certifies that, to the best of his knowledge:

      1. The Company's Annual Report on Form 10-K for the period ended December 31, 2004, to which this Certification is attached as
            Exhibit 32.2 (the "Annual Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

      2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hands hereto as of the 15th day of March, 2005.

                                          /s/ Herm Rosenman
                                    By: ----------------------------------------
                                        Herm Rosenman
                                        Vice President, Finance and Chief
                                        Financial Officer

"This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Gen-Probe Incorporated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing."